Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2017

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2017
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2017 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full Year 2017 Results

NEW YORK, NY, February 14, 2018 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter and year ended December 31, 2017.

Financial Results(1)(2)

•	Reported a net loss of $15.9 million, or $0.13 per diluted share, for the quarter and net income of $72.9 million, or $0.61 per diluted share, for the year.

•	Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $5.6 million, or $0.04 per share, for the quarter and $157.8 million, or $1.33 per share, for the year.

•
Generated FFO as Adjusted of $0.34 per share for the quarter and $1.34 per share for the year, an increase of 3.0% per share over the fourth quarter of 2016 and an increase of 5.5% per share over the year ended December 31, 2016.

Operating Results(1)

•
Increased same-property cash Net Operating Income (“NOI”) by 4.9% over the fourth quarter of 2016 and by 4.7% over the year ended December 31, 2016 primarily due to rent commencements and higher recovery revenue.

•	Increased same-property cash NOI including properties in redevelopment by 5.4% over both the fourth quarter and year ended December 31, 2016.

•	Increased same-property retail portfolio occupancy by 10 basis points to 98.3% compared to December 31, 2016 and unchanged compared to September 30, 2017.

•
Reported a decline in consolidated retail portfolio occupancy of 120 basis points to 96.0% compared to December 31, 2016 as a result of the acquisition of centers with lower occupancy than our existing portfolio in the second quarter of 2017. This metric increased by 10 basis points compared to September 30, 2017.

•
Executed 24 new leases, renewals and options totaling 505,000 square feet (sf) during the quarter. Same-space leases totaled 408,000 sf and generated average rent spreads of 12.4% on a GAAP basis and 9.0% on a cash basis.

Financing Activity(1)(3)(4)

•
During the fourth quarter, completed $710 million in individual, non-recourse mortgages with an average interest rate of 4.0% and a weighted average term to maturity of 10 years. Proceeds were used to defease and prepay a $544 million, 4.2% cross-collateralized mortgage scheduled to mature in 2020. The Company generated $120 million of additional cash proceeds net of costs and recognized a $34.1 million loss on debt extinguishment.

•
During the year, completed approximately $1.5 billion of financing transactions including $1 billion in individual, non-recourse mortgages and $500 million in equity at a weighted average net price of $25.62 per share. These transactions resulted in the following benefits:

◦	Reduced net debt to total market capitalization to 22% and net debt to adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") to 4.6x;

◦	Increased cash balance by $361 million to $501 million at year end;

◦	Increased line of credit to $600 million and extended maturity date to March 2021, with no borrowings outstanding;

◦	Grew unencumbered asset base by $500 million to $1.4 billion and eliminated all cross-collateralized mortgages; and

◦	Increased weighted average term to maturity on outstanding debt from 5 years to 8 years with no debt maturing until 2021.
Development, Redevelopment and Anchor Repositioning Activity
During the fourth quarter, the Company completed three redevelopment projects totaling $22 million at a blended yield of 11%.

•	Expanded Garfield Commons by 85,000 square feet to accommodate new stores for Burlington, PetSmart and Ulta.

•	Renovated and remerchandised Hanover Commons to include Saks Off Fifth, Forever 21 Red and The Paper Store.

•	Added fast food outparcel at Rockaway River Commons.
In addition, the Company commenced a $4.5 million anchor repositioning project at Goucher Commons with a national organic grocer replacing hhgregg.
The Company has 15 active projects with total estimated costs of $195.5 million expected to generate an 8% return.
Hurricane Casualty Loss(5)
During the fourth quarter and for the year, the Company incurred $3.9 million and $6.1 million, respectively, of casualty-related losses from Hurricane Maria on its two properties in Puerto Rico. The Company expects its property and business interruption insurance will cover a significant portion of these losses subject to deductibles of approximately $2.3 million. Casualty-related losses are excluded from FFO as Adjusted and same-property cash NOI for the quarter and the year. Currently, 86% of all stores previously occupied prior to the hurricane (measured by gross leasable area) are open and another 10% are expected to open later this year.
Disposition Activity
During the fourth quarter, the Company executed a contract to sell its property in Allentown, PA for $55.3 million. The sale is expected to close in the second quarter of 2018.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of FFO to FFO as Adjusted for the quarter and year ended December 31, 2017.
(3) The tables accompanying this press release provide the calculation of fully diluted common shares and a reconciliation of net income (loss) to EBITDA and annualized Adjusted EBITDA.
(4) Net debt as of December 31, 2017 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $500.8 million.
(5) For additional information on the Hurricane Casualty Loss refer to footnote 3 on page 5 of this Press Release and Note 11 to our consolidated financial statements in Part II, Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:

•
FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated real estate assets, real estate impairment losses, rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminish predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.

•
FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

•
Cash NOI: The Company uses cash NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes cash NOI is useful to investors as a performance measure because, when compared across periods, cash NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from operating income or net income. The Company calculates cash NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for the following items: lease termination fees, bankruptcy settlement income, non-cash rental income and ground rent expense and income or expenses that we do not believe are representative of ongoing operating results, if any.

•
Same-property Cash NOI: The Company provides disclosure of cash NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared totaling 75 properties for the three months ended December 31, 2017 and 2016 and 74 properties for the twelve months ended December 31, 2017 and 2016. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, under contract to be sold, or that are in the foreclosure process during the periods being compared. As such, same-property cash NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of cash NOI on a same-property basis adjusted to include redevelopment properties. Same-property cash NOI may include other adjustments as detailed in the Reconciliation of Net Income (Loss) to cash NOI and same-property cash NOI included in the tables accompanying this press release.

•
EBITDA and Adjusted EBITDA: EBITDA and Adjusted EBITDA are supplemental, non-GAAP measures utilized by us in various financial ratios. EBITDA and Adjusted EBITDA are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDA and Adjusted EBITDA, as opposed to income before income taxes in various ratios, provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDA for the fourth quarter of 2017, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage.

The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and includes leases signed, but for which rent has not yet commenced. Same-property retail portfolio occupancy includes shopping centers and malls that have been owned and operated for the entirety of the reporting periods being compared totaling 75 properties for the three months ended December 31, 2017 and 2016 and 74 properties for the twelve months ended December 31, 2017 and 2016. Occupancy metrics presented for the Company's same-property retail portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months, properties sold, under contract to be sold, or that are in the foreclosure process during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease with comparable gross leasable area.

Reconciliation of Net (Loss) Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net (loss) income to FFO and FFO as Adjusted for the quarter and year ended December 31, 2017. Net (loss) income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Quarter Ended December 31, 2017		Year Ended December 31, 2017
	(in thousands)	(per share)	(in thousands)	(per share)
Net (loss) income	$(15,873)	$(0.13)	$72,938	$0.62
Less net loss (income) attributable to noncontrolling interests in:
Operating partnership	1,607	0.01	(5,824)	(0.05)
Consolidated subsidiaries	(11)	—	(44)	—
Net (loss) income attributable to common shareholders	(14,277)	(0.12)	67,070	0.57
Adjustments:
Rental property depreciation and amortization	21,515	0.17	81,401	0.68
Real estate impairment loss(3)	—	—	3,467	0.03
Limited partnership interests in operating partnership	(1,607)	(0.01)	5,824	0.05
FFO applicable to diluted common shareholders	5,631	0.04	157,762	1.33

Loss on extinguishment of debt	34,062	0.27	35,336	0.30
Casualty loss(3)	3,922	0.03	6,092	0.05
Construction settlement due to tenant	902	0.01	902	0.01
Transaction costs	—	—	278	—
Gain on sale of land	—	—	(202)	—
Tenant bankruptcy settlement income	(27)	—	(655)	(0.01)
Income tax benefit from hurricane losses	(1,767)	(0.01)	(1,767)	(0.01)
Income from acquired leasehold interest(2)	—	—	(39,215)	(0.33)
FFO as Adjusted applicable to diluted common shareholders	$42,723	$0.34	$158,531	$1.34

Weighted average diluted shares used to calculate EPS	113,642		118,390
Assumed conversion of OP and LTIP Units to common shares(1)	13,023		2
Weighted average diluted common shares - FFO	126,665		118,392
(1) Operating Partnership ("OP") and Long-Term Incentive Plan ("LTIP") Units are excluded from the calculation of earnings per diluted share for the quarter because their inclusion is anti-dilutive and are included for the year because their inclusion is dilutive. FFO per share includes units as these units are dilutive.
(2) Income from the acquired leasehold interest at the Shops at Bruckner includes the write-off of unamortized intangible liability related to the below-market ground lease acquired and to the existing straight-line receivable balance.
(3) Casualty and impairment loss per the consolidated statements of income of $7.4 million for the year includes $1.7 million of hurricane-related expenses, a $2.2 million write-off of net book value of assets damaged and $3.5 million of real estate impairment losses from the sale of our property in Eatontown, NJ. Casualty loss, subject to insurance reimbursement, for the quarter and year ended December 31, 2017 includes:

(in thousands)	Quarter Ended December 31, 2017	Year Ended December 31, 2017
Write-off of net book value of assets damaged	$—	$2,170
Hurricane related expenses	1,745	1,745
Provision for doubtful accounts	1,249	1,249
Property rental and tenant reimbursement losses	928	928
Total Casualty loss	$3,922	$6,092

Reconciliation of Net Income (Loss) to Cash NOI and Same-Property Cash NOI

The following table reflects the reconciliation of net income (loss) to cash NOI, same-property cash NOI and same-property cash NOI including properties in redevelopment for the quarter and year ended December 31, 2017 and 2016. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of cash NOI and same-property cash NOI.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2017	2016	2017	2016
Net (loss) income	$(15,873)	$20,266	$72,938	$96,630
Add: income tax (benefit) expense	(1,220)	455	(278)	804
Interest income	(1,066)	(159)	(2,248)	(679)
Gain on sale of real estate	—	—	(202)	(15,618)
Interest and debt expense	14,839	12,866	56,218	51,881
Loss on extinguishment of debt	34,062	—	35,336	—
Management and development fee income from non-owned properties	(336)	(403)	(1,535)	(1,759)
Other income	(32)	(37)	(235)	(121)
Depreciation and amortization	21,776	14,237	82,281	56,145
Casualty and impairment loss(6)	1,745	—	7,382	—
General and administrative expense	7,693	6,565	30,413	27,438
Transaction costs	—	1,098	278	1,405
Less: non-cash revenue and expenses	(2,354)	(1,377)	(47,161)	(6,465)
Cash NOI(1)	59,234	53,511	233,187	209,661
Adjustments:
Non-same property cash NOI(1)(2)	(12,473)	(6,873)	(46,766)	(28,164)
Hurricane related operating loss(4)	1,267	—	1,267	—
Construction settlement due to tenant	902	—	902	—
Tenant bankruptcy settlement income(3)	(347)	(343)	(975)	(2,378)
Same-property cash NOI	$48,583	$46,295	$187,615	$179,119
Adjustments:
Cash NOI related to properties being redeveloped(5)	6,199	5,690	25,304	22,846
Same-property cash NOI including properties in redevelopment	$54,782	$51,985	$212,919	$201,965
(1) Cash NOI is calculated as total property revenues less property operating expenses excluding the net effects of non-cash rental income and non-cash ground rent expense.
(2) Non-same property cash NOI for the quarter and the year includes cash NOI related to properties being redeveloped and properties acquired, disposed, or in foreclosure.
(3) Tenant bankruptcy settlement income includes lease termination fees.
(4) Amount reflects rental and tenant reimbursement losses as well as provisions for outstanding amounts due from tenants at Las Catalinas that are subject to reimbursement from the insurance company.
(5) Excludes $0.9 million of rental and tenant reimbursement losses as well as provisions for outstanding amounts due from tenants at Montehiedra that are subject to reimbursement from the insurance company.
(6) Casualty and impairment loss for the quarter and the year includes $1.7 million of hurricane-related expenses incurred subject to insurance reimbursement. Casualty and impairment loss for the year also includes a $2.2 million write-off of net book value of assets damaged by the hurricane at Montehiedra and $3.5 million of real estate impairment losses incurred in connection with the sale of the Company's property in Eatontown, NJ.

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table reflects the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the quarter and year ended December 31, 2017. Net income (loss) is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDA and Adjusted EBITDA.

	Quarter Ended December 31,			Year Ended December 31,
(Amounts in thousands)	2017	2016		2017		2016
Net income (loss)	$(15,873)	$20,266	—	$72,938	—	$96,630
Depreciation and amortization	21,776	14,237		82,281		56,145
Interest and debt expense	14,839	12,866		56,218		51,881
Income tax (benefit) expense	(1,220)	455		(278)		804
EBITDA	19,522	47,824		211,159		205,460
Adjustments for Adjusted EBITDA:
Casualty loss(1)	3,922	—		6,092		—
Construction settlement due to tenant	902	—		902		—
Real estate impairment loss	—	—		3,467		—
Transaction costs	—	1,098		278		1,405
Loss on extinguishment of debt	34,062	—		35,336		—
Tenant bankruptcy settlement income	(27)	(343)		(655)		(2,378)
Gain on sale of real estate	—	—		(202)		(15,618)
Income from acquired leasehold interest	—	—		(39,215)		—
Adjusted EBITDA	$58,381	$48,579		$217,162		$188,869
(1) Refer to footnote 3 on page 5, Reconciliation of Net Income (Loss) to FFO and FFO as Adjusted, for the adjustments included in Casualty loss for the quarter and year ended December 31, 2017.

The following table reflects the Company's fully diluted common shares outstanding which is the total number of shares that would be outstanding assuming all possible conversions. Fully diluted common shares outstanding are utilized to calculate our equity market capitalization to allow investors the ability to assess our market value. The sum of the total equity market capitalization and total debt, as calculated in accordance with GAAP, represents the Company's total market capitalization.

December 31, 2017
Common shares outstanding	113,827,529
OP and LTIP units (dilutive)	12,812,954
Fully diluted common shares	126,640,483

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of UE’s website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.

ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 90 properties totaling 16.7 million square feet of gross leasable area.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict; these factors include, among others, the Company's ability to complete its active development, redevelopment and anchor repositioning projects, the Company's ability to pursue, finance and complete acquisition opportunities, the Company's ability to engage in the projects in its planned expansion and redevelopment pipeline, the Company's ability to achieve the estimated unleveraged returns for such projects and acquisitions, the estimated remediation and repair costs related to Hurricane Maria and the timing of re-opening and resumption of full operations at the affected properties. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2017 and the other documents filed by the Company with the Securities and Exchange Commission.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of December 31, 2017

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's most recent Form 10-K and Form 10-Q. The results of operations of any property acquired are included in the Company's financial statements since the date of its acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter and year ended December 31, 2017 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Quarter ended		Year ended
	December 31, 2017		December 31, 2017
Summary Financial Results
Total revenue	$97,376		$407,042
General & administrative expenses (G&A)(10)	$7,693		$30,413
Net income (loss) attributable to common shareholders	$(14,277)		$67,070
Earnings (loss) per diluted share	$(0.13)		$0.61
Adjusted EBITDA(7)	$58,381		$217,162
Funds from operations (FFO)	$5,631		$157,762
FFO per diluted common share	$0.04		$1.33
FFO as Adjusted	$42,723		$158,531
FFO as Adjusted per diluted common share	$0.34		$1.34
Total dividends paid per share	$0.22		$0.88
Stock closing price low-high range (NYSE)	$23.46 to $26.09		$23.44 to $28.85
Weighted average diluted shares used in EPS computations(1)	113,642		118,390
Weighted average diluted common shares used in FFO computations(1)	126,665		118,392

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	90 / 89
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,743,000
Weighted average annual rent psf - retail portfolio(3)(5)	$17.38
Consolidated occupancy at end of period	96.3%
Consolidated retail portfolio occupancy at end of period(5)	96.0%
Same-property retail portfolio occupancy at end of period(5)(2)	98.3%
Same-property retail portfolio physical occupancy at end of period(4)(5)(2)	97.9%
Same-property cash NOI growth(2)	4.9%		4.7%
Same-property cash NOI growth, including redevelopment properties	5.4%		5.4%
Cash NOI margin - total portfolio	62.9%		65.4%
Expense recovery ratio - total portfolio(11)	97.7%		98.1%
New, renewal and option rent spread - cash basis(8)	9.0%		5.5%
New, renewal and option rent spread - GAAP basis(9)	12.4%		9.8%
Net debt to total market capitalization(6)	22.4%		22.4%
Net debt to Adjusted EBITDA(6)	4.6	x	5.0	x
Adjusted EBITDA to interest expense(7)	4.1	x	4.1	x
Adjusted EBITDA to fixed charges(7)	3.3	x	3.1	x

(1) Weighted average diluted common shares used to calculate FFO per share and FFO as Adjusted per share for the periods presented include OP and LTIP Units, which are excluded from the calculation of earnings per diluted share for the quarter because their inclusion is anti-dilutive and included for the year because their inclusion is dilutive. FFO per share includes units as these units are dilutive.
(2) The same-property pool for both cash NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment, acquired, sold, under contract to be sold, or in the foreclosure process during the periods being compared.
(3) GLA - retail portfolio excludes 942,000 square feet of warehouses. Weighted average annual rent per square foot for our retail portfolio and warehouses was $16.67.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes warehouses.
(6) See computation on page 16. Adjusted EBITDA is annualized for purposes of calculating net debt to Adjusted EBITDA for the fourth quarter of 2017.
(7) See computation on page 14.
(8) Rents have not been calculated on a straight-line basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(9) Rents are calculated on a straight-line ("GAAP") basis. See computation on page 19.
(10) Includes $0.5 million of severance expense incurred in the year ended December 31, 2017.
(11) The expense recovery ratios for the total portfolio excluding the impact of the hurricane on our Puerto Rico properties are 99.2% and 98.6% for the quarter and the year.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2017 (unaudited) and December 31, 2016
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2017	2016
ASSETS
Real estate, at cost:
Land	$521,669	$384,217
Buildings and improvements	2,010,527	1,650,054
Construction in progress	133,761	99,236
Furniture, fixtures and equipment	5,897	4,993
Total	2,671,854	2,138,500
Accumulated depreciation and amortization	(587,127)	(541,077)
Real estate, net	2,084,727	1,597,423
Cash and cash equivalents	490,279	131,654
Restricted cash	10,562	8,532
Tenant and other receivables, net of allowance for doubtful accounts of $4,937 and $2,332, respectively	20,078	9,340
Receivable arising from the straight-lining of rents, net of allowance for doubtful accounts of $494 and $261, respectively	85,843	87,695
Identified intangible assets, net of accumulated amortization of $33,827 and $22,361, respectively	87,249	30,875
Deferred leasing costs, net of accumulated amortization of $14,796 and $13,909, respectively	20,268	19,241
Deferred financing costs, net of accumulated amortization of $1,740 and $726, respectively	3,243	1,936
Prepaid expenses and other assets	18,559	17,442
Total assets	$2,820,808	$1,904,138

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,564,542	$1,197,513
Identified intangible liabilities, net of accumulated amortization of $65,832 and $72,528, respectively	180,959	146,991
Accounts payable and accrued expenses	69,595	48,842
Other liabilities	15,171	14,675
Total liabilities	1,830,267	1,408,021
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 113,827,529 and 99,754,900 shares issued and outstanding, respectively	1,138	997
Additional paid-in capital	946,402	488,375
Accumulated deficit	(57,621)	(29,066)
Noncontrolling interests:
Operating partnership	100,218	35,451
Consolidated subsidiaries	404	360
Total equity	990,541	496,117
Total liabilities and equity	$2,820,808	$1,904,138

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and twelve months ended December 31, 2017 and 2016 (unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
REVENUE
Property rentals	$69,153	$60,048	$265,984	$236,798
Tenant expense reimbursements	27,508	22,647	99,098	84,921
Management and development fees	336	403	1,535	1,759
Income from acquired leasehold interest	—	—	39,215	—
Other income	379	380	1,210	2,498
Total revenue	97,376	83,478	407,042	325,976
EXPENSES
Depreciation and amortization	21,776	14,237	82,281	56,145
Real estate taxes	15,762	12,728	59,737	51,429
Property operating	15,036	12,684	50,894	45,280
General and administrative	7,693	6,565	30,413	27,438
Casualty and impairment loss	1,745	—	7,382	—
Ground rent	2,851	2,518	10,848	10,047
Transaction costs	—	1,098	278	1,405
Provision for doubtful accounts	1,771	220	3,445	1,214
Total expenses	66,634	50,050	245,278	192,958
Operating income	30,742	33,428	161,764	133,018
Gain on sale of real estate	—	—	202	15,618
Interest income	1,066	159	2,248	679
Interest and debt expense	(14,839)	(12,866)	(56,218)	(51,881)
Loss on extinguishment of debt	(34,062)	—	(35,336)	—
Income (loss) before income taxes	(17,093)	20,721	72,660	97,434
Income tax benefit (expense)	1,220	(455)	278	(804)
Net income (loss)	(15,873)	20,266	72,938	96,630
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	1,607	(1,218)	(5,824)	(5,812)
Consolidated subsidiaries	(11)	(4)	(44)	(3)
Net income (loss) attributable to common shareholders	$(14,277)	$19,044	$67,070	$90,815

Earnings (loss) per common share - Basic:	$(0.13)	$0.19	$0.62	$0.91
Earnings (loss) earnings per common share - Diluted:	$(0.13)	$0.19	$0.61	$0.91
Weighted average shares outstanding - Basic	113,642	99,609	107,132	99,364
Weighted average shares outstanding - Diluted	113,642	99,988	118,390	99,794

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and twelve months ended December 31, 2017 and 2016
(in thousands)

	Quarter Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2017	2016		2017	2016
Total cash NOI(1)
Total revenue	$94,124	$81,435	15.6%	$356,691	$316,300	12.8%
Total property operating expenses	(34,890)	(27,924)	24.9%	(123,504)	(106,639)	15.8%
Cash NOI - total portfolio	$59,234	$53,511	10.7%	$233,187	$209,661	11.2%

NOI margin (NOI / Total revenue)	62.9%	65.7%		65.4%	66.3%

Same-property cash NOI(2)
Property rentals	$52,051	$50,548		$202,894	$196,772
Tenant expense reimbursements	22,045	20,090		81,644	74,969
Total revenue	74,096	70,638		284,538	271,741
Real estate taxes	(12,521)	(11,579)		(49,160)	(46,327)
Property operating	(10,484)	(10,388)		(37,297)	(36,944)
Ground rent	(2,351)	(2,217)		(9,105)	(8,829)
Provision for doubtful accounts	(157)	(159)		(1,361)	(522)
Total property operating expenses	(25,513)	(24,343)		(96,923)	(92,622)
Same-property cash NOI(3)(4)	$48,583	$46,295	4.9%	$187,615	$179,119	4.7%

Cash NOI related to properties being redeveloped	$6,199	$5,690		$25,304	$22,846
Same-property cash NOI including properties in redevelopment(4)	$54,782	$51,985	5.4%	$212,919	$201,965	5.4%

Same-property physical occupancy(3)	97.9%	96.5%		97.9%	96.5%
Same-property leased occupancy(3)	98.3%	98.2%		98.3%	98.2%
Number of properties included in same-property analysis	75			74

(1) Total revenue includes tenant bankruptcy settlement income and lease termination fees and excludes management and development fee income and non-cash amounts. Property operating expenses exclude non-cash amounts.
(2) Excludes management and development fee income, lease termination fees, bankruptcy settlement income, non-cash rental income, ground rent expenses and income and expenses that we do not believe are representative of ongoing operating results, if any.
(3) The same-property pool for both NOI and occupancy includes retail properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development and redevelopment, acquired, sold, under contract to be sold, or in the foreclosure process during the periods being compared. Same-property occupancy includes dark but rent-paying tenants.
(4) Same-property cash NOI and same-property cash NOI including properties in redevelopment for the quarter and the year, exclude the following casualty losses which have been submitted to the insurance company for reimbursement:

	Excluded from Same-property Cash NOI (Las Catalinas)	Excluded from Same-property Cash NOI including redevelopment (Montehiedra)	Total
Revenue
Property rentals	$237	$247	$484
Tenant expense reimbursements	327	117	444
Operating expenses
Provision for doubtful accounts	703	546	1,249
Total casualty losses excluded	$1,267	$910	$2,177

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION (EBITDA)
For the three and twelve months ended December 31, 2017 and 2016
(in thousands)

	Quarter Ended December 31,					Year Ended December 31,
	2017		2016			2017			2016
Net income (loss)	$(15,873)		$20,266		—	$72,938		—	$96,630
Depreciation and amortization	21,776		14,237			82,281			56,145
Interest expense	14,138		12,142			53,342			49,051
Amortization of deferred financing costs	701		724			2,876			2,830
Income tax (benefit) expense	(1,220)		455			(278)			804
EBITDA	19,522		47,824			211,159			205,460
Adjustments for Adjusted EBITDA:
Casualty loss(1)	3,922		—			6,092			—
Construction settlement due to tenant	902		—			902			—
Real estate impairment loss	—		—			3,467			—
Transaction costs	—		1,098			278			1,405
Loss on extinguishment of debt	34,062		—			35,336			—
Tenant bankruptcy settlement income	(27)		(343)			(655)			(2,378)
Gain on sale of real estate	—		—			(202)			(15,618)
Income from acquired leasehold interest	—		—			(39,215)			—
Adjusted EBITDA	$58,381		$48,579			$217,162			$188,869

Interest expense	$14,138		$12,142			$53,342			$49,051

Adjusted EBITDA to interest expense	4.1	x	4.0	x		4.1	x		3.9	x

Fixed charges
Interest expense	$14,138		$12,142			$53,342			$49,051
Scheduled principal amortization	3,697		4,449			17,143			17,213
Total fixed charges	$17,835		$16,591			$70,485			$66,264

Adjusted EBITDA to fixed charges	3.3	x	2.9	x		3.1	x		2.9	x

(1) Refer to footnote 3 on page 5, Reconciliation of Net Income (Loss) to FFO and FFO as Adjusted for the adjustments included in casualty loss for the quarter and year ended December 31, 2017.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and twelve months ended December 31, 2017 and 2016
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net (loss) income	$(15,873)	$20,266	$72,938	$96,630
Less net loss (income) attributable to noncontrolling interests in:
Operating partnership	1,607	(1,218)	(5,824)	(5,812)
Consolidated subsidiaries	(11)	(4)	(44)	(3)
Net (loss) income attributable to common shareholders	(14,277)	19,044	67,070	90,815
Adjustments:
Rental property depreciation and amortization	21,515	14,065	81,401	55,484
Real estate impairment loss	—	—	3,467	—
Gain on sale of real estate	—	—	—	(15,618)
Limited partnership interests in operating partnership(1)	(1,607)	1,218	5,824	5,812
FFO Applicable to diluted common shareholders	5,631	34,327	157,762	136,493
FFO per diluted common share(2)	0.04	0.32	1.33	1.29
Adjustments to FFO:
Loss on extinguishment of debt	34,062	—	35,336	—
Casualty loss(3)	3,922	—	6,092	—
Construction settlement due to tenant	902	—	902	—
Transaction costs	—	1,098	278	1,405
Gain on sale of land	—	—	(202)	—
Tenant bankruptcy settlement income	(27)	(343)	(655)	(2,378)
Income tax benefit from hurricane losses	(1,767)	—	(1,767)	—
Benefit related to income taxes	—	—	—	(625)
Income from acquired leasehold interest	—	—	(39,215)	—
FFO as Adjusted applicable to diluted common shareholders	$42,723	$35,082	$158,531	$134,895
FFO as Adjusted per diluted common share(2)	$0.34	$0.33	$1.34	$1.27

Weighted Average diluted common shares(2)	126,665	106,367	118,392	106,009
(1) Represents earnings allocated to LTIP and OP unit holders for unissued common shares which have been excluded for purposes of calculating earnings per diluted share for the periods presented. FFO applicable to diluted common shareholders and FFO as Adjusted applicable to diluted common shareholders calculations include earnings allocated to LTIP and OP unit holders and the respective weighted average share totals include the redeemable shares outstanding as their inclusion is dilutive.
(2) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended December 31, 2017 and the quarter and year ended December 31, 2016 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares. These redeemable units are not included in the weighted average diluted share count for GAAP purposes because their inclusion is anti-dilutive. LTIP and OP units are included for the twelve months ended December 31, 2017 as their inclusion is dilutive.
(3) Refer to footnote 3 on page 5, Reconciliation of Net Income (Loss) to FFO and FFO as Adjusted, for the adjustments included in Casualty loss for the quarter and year ended December 31, 2017.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2017
(in thousands, except share amounts)

	December 31, 2017
Closing market price of common shares	$25.49

Basic common shares	113,827,529
OP and LTIP units	12,812,954
Diluted common shares	126,640,483

Equity market capitalization	$3,228,066

Total consolidated debt(1)	$1,578,317
Cash and cash equivalents including restricted cash	(500,841)
Net debt	$1,077,476

Net Debt to annualized Adjusted EBITDA	4.6	x

Total consolidated debt(1)	$1,578,317
Equity market capitalization	3,228,066
Total market capitalization	$4,806,383

Net debt to total market capitalization at applicable market price	22.4%

Cash and cash equivalents including restricted cash	$500,841
Available under unsecured credit facility	600,000
Total liquidity	$1,100,841

(1) Total consolidated debt excludes unamortized debt issuance costs of $13.8 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Certain non-cash items:
Straight-line rental income(1)	$223	$(266)	$(137)	$21
Amortization of below-market lease intangibles, net(1)	2,660	1,869	9,502	7,776
Straight-line ground rent expense(2)	(53)	(59)	(214)	(246)
Amortization of below-market lease intangibles, lessee(2)	(243)	(243)	(972)	(972)
Amortization of deferred financing costs(4)	(701)	(724)	(2,876)	(2,830)
Capitalized interest	1,014	1,008	3,926	3,763
Share-based compensation expense(3)	(1,889)	(1,353)	(7,137)	(5,433)

Capital expenditures: (5)
Development and redevelopment costs	$20,696	$12,750	$60,477	$51,585
Maintenance capital expenditures	8,944	11,099	13,181	15,180
Leasing commissions	813	1,534	2,858	3,047
Tenant improvements and allowances	2,691	384	7,568	3,136
Total capital expenditures	$33,144	$25,767	$84,084	$72,948

	December 31, 2017	December 31, 2016
Other Liabilities:
Deferred ground rent expense	$6,499	$6,284
Deferred tax liability, net	2,828	3,802
Other	5,844	4,589
Total other liabilities	$15,171	$14,675

Accounts payable and accrued expenses:
Tenant prepaid/deferred revenue	$24,414	$13,619
Accrued capital expenditures and leasing costs	16,438	13,850
Accrued interest payable	9,018	6,635
Security deposits	5,272	4,287
Accrued taxes payable	959	1,698
Other	13,494	8,753
Total accounts payable and accrued expenses	$69,595	$48,842
(1) Amounts included in the financial statement line item "Property rentals" in the consolidated statements of income.
(2) Amounts included in the financial statement line item "Ground rent" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2017

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	7	920,226	5.7%	$16,071,334	6.0%	$17.46	15.1
Wal-Mart Stores, Inc.	9	1,438,730	8.9%	10,726,552	4.0%	7.46	8.0
The TJX Companies, Inc.(2)	17	607,105	3.8%	10,134,867	3.8%	16.69	3.9
Best Buy Co., Inc.	9	400,578	2.5%	9,459,463	3.5%	23.61	6.4
Lowe's Companies, Inc.	6	976,415	6.0%	8,575,004	3.2%	8.78	9.7
Ahold Delhaize(3)	9	655,618	4.1%	8,015,606	3.0%	12.23	9.2
Kohl's Corporation	8	716,345	4.4%	6,916,946	2.6%	9.66	5.4
PetSmart, Inc.	12	287,493	1.8%	6,740,340	2.5%	23.45	3.8
BJ's Wholesale Club	4	454,297	2.8%	5,278,625	2.0%	11.62	8.9
Sears Holdings Corporation(4)	4	547,443	3.4%	5,244,737	2.0%	9.58	26.7
Toys "R" Us, Inc.(5)	9	398,391	2.5%	4,994,856	1.9%	12.54	4.8
Wakefern (ShopRite)	4	265,997	1.6%	3,958,835	1.5%	14.88	12.2
Staples, Inc.	9	186,030	1.2%	3,940,498	1.5%	21.18	2.9
The Gap, Inc.(6)	8	123,784	0.8%	3,498,295	1.3%	28.26	3.6
Target Corporation	2	297,856	1.8%	3,448,666	1.3%	11.58	14.3
Century 21	1	156,649	1.0%	3,394,181	1.3%	21.67	9.1
Whole Foods Market, Inc.	2	100,682	0.6%	3,365,570	1.3%	33.43	10.0
Dick's Sporting Goods, Inc.(7)	4	167,786	1.0%	3,356,429	1.2%	20.00	1.0
LA Fitness International LLC	4	181,342	1.1%	3,165,032	1.2%	17.45	26.4
24 Hour Fitness	1	53,750	0.3%	2,564,520	1.0%	47.71	14.0
National Wholesale Liquidators	1	171,216	1.1%	2,204,219	0.8%	12.87	5.1
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	10.8
Burlington Stores, Inc.	4	369,181	2.3%	2,189,728	0.8%	5.93	8.4
Bed Bath & Beyond Inc.(8)	5	149,879	0.9%	1,996,934	0.7%	13.32	4.9
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,921,776	0.7%	32.49	5.8

Total/Weighted Average	142	9,717,386	60.2%	$133,364,513	49.9%	$13.72	9.3

(1) In years excluding tenant renewal options. The weighted average is based on annualized base rent ("ABR").
(2) Includes Marshalls (11), T.J. Maxx (4) and HomeGoods (2).
(3) Includes Stop & Shop (6) and Giant Food (3).
(4) Includes Kmart (4).
(5) Includes Toys "R" Us (6) and Babies "R" Us (3).
(6) Includes Old Navy (5), Gap (2) and Banana Republic (1).
(7) Includes Dick's Sporting Goods (3) and Golf Galaxy (1).
(8) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter and year ended December 31, 2017

	Quarter ended December 31, 2017		Year ended December 31, 2017
	GAAP(3)	Cash(2)	GAAP(3)	Cash(2)
New leases
Number of new leases executed	9	9	37	37
Total square feet	132,802	132,802	346,877	346,877
Number of same space leases(1)	4	4	19	19
Same space square feet	36,134	36,134	108,604	108,604
Prior rent per square foot	$15.18	$16.00	$18.91	$19.31
New rent per square foot	$20.67	$19.23	$21.52	$19.93
Same space weighted average lease term (years)	13.8	13.8	11.9	11.9
Same space TIs per square foot(4)	N/A	$51.30	N/A	$26.66
Rent spread	36.2%	20.2%	13.8%	3.2%

Renewals & Options
Number of new leases executed	15	15	70	70
Total square feet	371,990	371,990	1,041,389	1,041,389
Number of same space leases(1)	15	15	70	70
Same space square feet	371,990	371,990	1,041,389	1,041,389
Prior rent per square foot	$15.75	$15.97	$14.58	$14.77
New rent per square foot	$17.35	$17.24	$15.93	$15.63
Same space weighted average lease term (years)	5.1	5.1	6.6	6.6
Same space TIs per square foot(4)	N/A	$—	N/A	$—
Rent spread	10.2%	8.0%	9.3%	5.8%

Total New Leases and Renewals & Options
Number of new leases executed	24	24	107	107
Total square feet	504,792	504,792	1,388,266	1,388,266
Number of same space leases(1)	19	19	89	89
Same space square feet	408,124	408,124	1,149,993	1,149,993
Prior rent per square foot	$15.70	$15.97	$14.99	$15.20
New rent per square foot	$17.64	$17.41	$16.46	$16.04
Same space weighted average lease term (years)	5.9	5.9	7.1	7.1
Same space TIs per square foot(4)	N/A	$4.54	N/A	$2.52
Rent spread	12.4%	9.0%	9.8%	5.5%
(1) Leases executed on a same space basis include leases with comparable sf and with prior occupancy.
(2) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(3) Rents are calculated on a straight-line (GAAP) basis.
(4) Includes both tenant improvements and landlord contributions.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2017

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	27	69,000	2.9%	$34.76	27	69,000	0.4%	$34.76
2018	8	393,000	3.0%	7.50	75	208,000	8.8%	36.26	83	601,000	3.8%	17.45
2019	31	1,101,000	8.2%	16.54	102	315,000	13.3%	34.37	133	1,416,000	9.0%	20.51
2020	33	1,163,000	8.7%	15.19	67	231,000	9.8%	36.41	100	1,394,000	8.8%	18.71
2021	30	878,000	6.6%	19.05	64	202,000	8.6%	35.70	94	1,080,000	6.9%	22.16
2022	27	1,242,000	9.3%	11.57	71	200,000	8.5%	32.99	98	1,442,000	9.2%	14.54
2023	34	1,516,000	11.3%	16.52	38	128,000	5.4%	33.66	72	1,644,000	10.4%	17.85
2024	28	1,370,000	10.2%	12.70	34	121,000	5.1%	28.32	62	1,491,000	9.5%	13.97
2025	9	502,000	3.8%	13.61	33	96,000	4.1%	37.20	42	598,000	3.8%	17.40
2026	7	496,000	3.7%	8.57	49	159,000	6.7%	28.80	56	655,000	4.2%	13.48
2027	17	643,000	4.8%	15.57	37	176,000	7.4%	37.14	54	819,000	5.2%	20.20
2028	11	407,000	3.0%	23.27	22	80,000	3.4%	32.92	33	487,000	3.1%	24.86
Thereafter	40	3,323,000	24.8%	13.96	19	100,000	4.2%	38.92	59	3,423,000	21.7%	14.69
Subtotal/Average	275	13,034,000	97.4%	$14.52	638	2,085,000	88.2%	$34.60	913	15,119,000	96.0%	$17.29
Vacant	13	344,000	2.6%	N/A	58	280,000	11.8%	N/A	71	624,000	4.0%	N/A
Total/Average	288	13,378,000	100%	N/A	696	2,365,000	100%	N/A	984	15,743,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent.

Note: Amounts shown in table above include both tenants in occupancy and signed leases that have not commenced on vacant spaces for all retail properties, including properties in redevelopment. The average base rent for our 942,000 square-foot warehouse property (excluded from the table above) is $5.87 per square foot as of December 31, 2017.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL RENEWALS AND OPTIONS
As of December 31, 2017

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	27	69,000	2.9%	$33.80	27	69,000	0.4%	$33.80
2018	3	63,000	0.5%	17.14	68	185,000	7.8%	38.12	71	248,000	1.6%	32.79
2019	7	288,000	2.1%	10.93	66	172,000	7.3%	38.84	73	460,000	2.9%	21.37
2020	7	119,000	0.9%	22.61	51	153,000	6.5%	41.71	58	272,000	1.7%	33.35
2021	6	121,000	0.9%	18.25	42	107,000	4.5%	33.10	48	228,000	1.4%	25.22
2022	4	92,000	0.7%	8.24	40	111,000	4.7%	36.95	44	203,000	1.3%	23.94
2023	10	434,000	3.2%	17.04	24	78,000	3.3%	31.64	34	512,000	3.3%	19.26
2024	11	215,000	1.6%	17.37	47	142,000	6.0%	34.92	58	357,000	2.3%	24.36
2025	10	329,000	2.5%	19.84	30	96,000	4.1%	34.54	40	425,000	2.7%	23.16
2026	6	172,000	1.3%	14.72	45	127,000	5.4%	33.72	51	299,000	1.9%	22.79
2027	8	300,000	2.2%	17.32	36	108,000	4.6%	30.65	44	408,000	2.6%	20.85
2028	9	403,000	3.0%	18.77	25	76,000	3.2%	36.27	34	479,000	3.0%	21.55
Thereafter	194	10,498,000	78.5%	20.27	137	661,000	27.9%	41.89	331	11,159,000	70.9%	21.55
Subtotal/Average	275	13,034,000	97.4%	$19.61	638	2,085,000	88.2%	$37.83	913	15,119,000	96.0%	$22.13
Vacant	13	344,000	2.6%	N/A	110	280,000	11.8%	N/A	123	624,000	4.0%	N/A
Total/Average	288	13,378,000	100%	N/A	748	2,365,000	100%	N/A	1,036	15,743,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both tenants in occupancy and signed leases that have not commenced on vacant spaces for all retail properties, including properties in redevelopment. The average base rent for our 942,000 square-foot warehouse property assuming exercise of all options at future tenant rent (excluded from the table above) is $5.93 per square foot as of December 31, 2017.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Signal Hill	45,000	100.0%	$26.49	—	Best Buy
Vallejo (leased through 2043)(3)	45,000	100.0%	19.26	—	Best Buy
Walnut Creek (Olympic)(8)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo) (4)	7,000	100.0%	118.45	—	Z Gallerie
Connecticut:
Newington	189,000	100.0%	9.87	—	Walmart, Staples
Maryland:
Baltimore (Towson)(6)	155,000	100.0%	23.96	—	Staples, HomeGoods, Golf Galaxy, Tuesday Morning, Ulta, Kirkland's, Five Below, Sprouts (under construction)
Glen Burnie	121,000	100.0%	10.16	—	Gavigan's Home Furnishings, Pep Boys
Rockville	94,000	98.1%	26.02	—	Regal Cinemas
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	23.44	—	PetSmart, Modell’s Sporting Goods
Chicopee	224,000	100.0%	5.50	—	Walmart
Milford (leased through 2019)(3)	83,000	100.0%	9.01	—	Kohl’s
Springfield	182,000	100.0%	5.59	—	Walmart
Missouri:
Manchester(6)	131,000	88.8%	11.52	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	37,000	100.0%	12.58	—	Babies "R" Us
New Jersey:
Bergen Town Center - East, Paramus	212,000	97.0%	19.41	—	Lowe's, REI, Kirkland's, Best Buy (under construction)
Bergen Town Center - West, Paramus	955,000	99.0%	32.09	$300,000	Target, Century 21, Whole Foods Market, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Neiman Marcus Last Call Studio
Brick	278,000	100.0%	18.78	$50,000	Kohl's, ShopRite, Marshalls, Kirkland's
Carlstadt (leased through 2050)(3)	78,000	100.0%	23.66	—	Stop & Shop
Cherry Hill (Cherry Hill Commons)	261,000	98.5%	9.57	—	Walmart, Toys “R” Us, Maxx Fitness
Cherry Hill (Plaza at Cherry Hill)(6)	413,000	74.0%	13.07	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	15.03	$63,000	Lowe’s, Kohl’s, Dick’s Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	99.2%	20.40	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Burlington
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	96.2%	12.11	$23,000	Lowe’s
Englewood(6)	41,000	64.1%	20.83	$11,537	New York Sports Club
Garfield	273,000	100.0%	14.28	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	98.5%	23.24	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)(6)	383,000	97.3%	14.05	$25,004	Marshalls, Big Lots, Toys "R" Us, Staples, Old Navy

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Jersey City (Hudson Commons)	236,000	100.0%	12.37	$29,000	Lowe’s, P.C. Richard & Son
Kearny	104,000	98.2%	19.53	—	LA Fitness, Marshalls
Lawnside	145,000	100.0%	14.66	—	The Home Depot, PetSmart
Lodi (Route 17 North)	171,000	100.0%	12.87	—	National Wholesale Liquidators
Lodi (Washington Street)	85,000	87.6%	20.77	—	Blink Fitness, Aldi
Manalapan	208,000	100.0%	17.78	—	Best Buy, Bed Bath & Beyond, Babies “R” Us, Modell’s Sporting Goods, PetSmart
Marlton	213,000	100.0%	14.20	$37,400	Kohl’s, ShopRite, PetSmart
Middletown	231,000	99.1%	13.17	$31,400	Kohl’s, Stop & Shop
Millburn(6)	104,000	98.6%	25.36	$24,000	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	26.20	—	Whole Foods Market
Morris Plains(6)	177,000	65.3%	24.00	—	Kohl’s
North Bergen (Kennedy Blvd)	62,000	95.3%	12.72	—	Food Bazaar
North Bergen (Tonnelle Ave)	410,000	100.0%	20.59	$100,000	Walmart, BJ’s Wholesale Club, PetSmart, Staples
North Plainfield	241,000	95.7%	10.71	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco
Paramus (leased through 2033)(3)	63,000	100.0%	47.18	—	24 Hour Fitness
Rockaway	181,000	95.0%	15.27	$27,800	ShopRite, T.J. Maxx
South Plainfield (leased through 2039)(3)	56,000	96.3%	21.54	—	Staples, Party City
Totowa	271,000	100.0%	17.26	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	9.62	—	Haynes Furniture Outlet (DBA The Dump)
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (Route 22 and Morris Ave)	276,000	99.4%	18.22	—	Lowe’s, Toys “R” Us, Office Depot
Watchung	170,000	98.3%	16.84	$27,000	BJ’s Wholesale Club
Westfield (One Lincoln Plaza)(6)	22,000	100.0%	33.33	$4,730	Five Guys, PNC Bank, Cake Boss
Woodbridge (Woodbridge Commons)	226,000	76.7%	13.18	$22,100	Walmart
Woodbridge (Plaza at Woodbridge)(6)	411,000	80.6%	17.06	$55,340	Best Buy, Raymour & Flanigan, Toys “R” Us, Lincoln Tech, Harbor Freight, Retro Fitness
New York:
Bronx (1750-1780 Gun Hill Road)	77,000	100.0%	35.26	$24,500	Planet Fitness, Aldi
Bronx (Bruckner Boulevard)(6)	374,000	90.6%	23.19	—	Kmart, Toys “R” Us, Burlington (under construction), ShopRite (under construction)
Bronx (Shops at Bruckner)(6)	114,000	100.0%	34.06	$12,162	Marshalls, Old Navy
Buffalo (Amherst)	311,000	100.0%	9.77	—	BJ’s Wholesale Club, T.J. Maxx, HomeGoods, Toys “R” Us, LA Fitness
Commack (leased through 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (leased through 2041)(3)	46,000	100.0%	22.51	—	Best Buy
Freeport (240 West Sunrise Highway) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob’s Discount Furniture
Freeport (160 East Sunrise Highway)	173,000	100.0%	21.95	$43,100	The Home Depot, Staples
Huntington	205,000	100.0%	15.66	—	Kmart, Marshalls, Old Navy, Petco
Inwood	100,000	100.0%	19.59	—	Stop & Shop
Mt. Kisco	189,000	96.6%	16.32	$14,451	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	20.21	—	Stop & Shop
Oceanside	16,000	100.0%	28.00	—	Party City
Queens	46,000	74.2%	39.31	—
Rochester	205,000	100.0%	3.08	—	Walmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2017
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.55	—	Kohl’s
Staten Island	165,000	93.2%	24.22	—	Western Beef, Planet Fitness, Mavis Discount Tire
West Babylon	66,000	97.6%	17.61	—	Best Market, Rite Aid
Yonkers Gateway Center(6)	437,000	87.6%	16.11	$33,227	Burlington, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Allentown	372,000	100.0%	12.30	—	Burlington, Giant Food, Dick's Sporting Goods, T.J. Maxx, Petco, Big Lots
Bensalem	185,000	100.0%	12.90	—	Kohl's, Ross Dress for Less, Staples, Petco
Bethlehem	153,000	95.6%	8.17	—	Giant Food, Petco
Broomall	169,000	100.0%	10.25	—	Giant Food, Planet Fitness, A.C. Moore, PetSmart
Glenolden	102,000	100.0%	12.52	—	Walmart
Lancaster	228,000	100.0%	4.79	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	205,000	97.2%	12.38	—	Bob's Discount Furniture, Babies "R" Us, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(3)	76,000	93.4%	16.99	—	LA Fitness, PetSmart
York	111,000	100.0%	9.21	—	Ashley Furniture, Tractor Supply Company, Aldi, Crunch Fitness
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	14.69	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.08	—	BJ’s Wholesale Club
Tyson’s Corner (leased through 2035)(3)	38,000	100.0%	43.04	—	Best Buy
Puerto Rico:
Las Catalinas	356,000	91.8%	33.67	$130,000	Kmart, Forever 21
Montehiedra(6)	539,000	93.5%	18.03	$116,236	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri
Total Shopping Centers and Malls	15,743,000	96.0%	$17.38	$1,537,617
WAREHOUSES:
East Hanover - Five Buildings(6)	942,000	100.0%	5.15	$40,700
J & J Tri-State Delivery, Foremost Groups Inc., PCS Wireless, Fidelity Paper & Supply Inc., Meyer Distributing Inc., Consolidated Simon Distributors Inc., Givaudan Flavors Corp., Reliable Tire (under construction)

Total Urban Edge Properties	16,685,000	96.3%	$16.67	$1,578,317
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $19.84 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration except at Salem where the ground lease is for a portion of the parking area only.
(4) Our ownership of Walnut Creek (Mt. Diablo) is 95%.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property cash NOI.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) Property is excluded from the same-property pool for the purposes of calculating same-property cash NOI for the year ended December 31, 2017 and included in the same-property pool for purposes of calculating same-property cash NOI for the quarter ended December 31, 2017.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the twelve months ended December 31, 2017
(dollars in thousands)

2017 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(3)
1/4/2017	Yonkers Gateway Center(1)	Yonkers	NY	—	$51,700
1/17/2017	Shops at Bruckner(2)	Bronx	NY	114,000	32,000
2/2/2017	Hudson Mall	Jersey City	NJ	383,000	43,700
5/24/2017	Yonkers Gateway Center(1)	Yonkers	NY	437,000	100,688
5/24/2017	The Plaza at Cherry Hill	Cherry Hill	NJ	413,000	51,348
5/24/2017	Manchester Plaza	Manchester	MO	131,000	19,794
5/24/2017	Millburn Gateway Center	Millburn	NJ	102,000	43,748
5/24/2017	21 E Broad St / One Lincoln Plaza	Westfield	NJ	22,000	9,670
5/25/2017	The Plaza at Woodbridge	Woodbridge	NJ	411,000	99,752

2017 Property Dispositions:

6/30/2017	Eatontown	Eatontown	NJ	32,000	$5,000
9/8/2017	Kearny Excess Land	Kearny	NJ	—	250
(1) On January 4, 2017, we acquired fee and leasehold interests, including the lessor position under an operating lease for the whole property. On May 24, 2017, we purchased the remaining fee and leasehold interests not previously acquired, including the lessee position under the operating lease for the whole property.
(2) Represents the acquisition of the ground lease at the Shops at Bruckner. The Company now owns both the fee and ground lease positions in the property.
(3) Excludes $11.3 million of transaction costs related to property acquisitions incurred since January 1, 2017.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2017
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 12/31/17	Balance to Complete (Gross Cost)	Target Stabilization(2)	Description and status
ACTIVE PROJECTS
Bruckner	$67,300		$36,200	$31,100	4Q18	Renovating 3 buildings; retenanting 134,000± sf; Burlington, ShopRite and Urban Health (all under construction); Boston Market and T-Mobile (both open); (total 77%) executed
Bergen Town Center- Phase I(3)	53,000		14,700	38,300	2Q19
Adding a 47,000± sf anchor to main mall and 15,000± sf adjacent to REI (Kirklands open); expanding Kay (under construction) and adding Cava Grill (open); replacing east and upgrading west parking decks

Bergen Town Center- Phase IIA(3)	9,300		4,000	5,300	3Q18	Best Buy under construction
Montehiedra Town Center	20,800		17,800	3,000	TBD(5)	Converted to outlet/value hybrid offering; completing leasing
Morris Plains	15,300		200	15,100	4Q19	Façade renovation; anchor repositioning and retenanting; adding fast food pad; marketing
North Plainfield(3)	6,900		6,500	400	1Q18	La-Z-Boy and Petco open; remaining 7,600± sf of shop space in lease
Towson - Phase I	6,000		5,700	300	1Q18	Recaptured anchor and retenanted with Kirkland's, Tuesday Morning, Five Below and Ulta (all open)
Towson - Phase II	4,500		1,200	3,300	4Q18	Replacing hhgregg with a grocer (under construction)
Marlton(3)	3,100		2,400	700	2Q18	Constructed new outparcel buildings for Shake Shack and honeygrow; opening 1Q18
Huntington(3)	3,300		400	2,900	4Q19	Converting 11,000± sf basement into street-front retail space; construction 1Q18
Lawnside(3)	2,100		400	1,700	3Q18	6,000± sf strip; 30% leased; 70% in lease
Glen Burnie(3)	1,700		300	1,400	4Q18	New pad for Bubba's 33 restaurant (under construction)
Cherry Hill(3)	900		200	700	4Q18	Panda outparcel; construction 1Q18
Rockaway - Phase II(3)	500		500	—	1Q18	Expanding supermarket into unused space; lease executed and under construction
Rockaway - Phase III(3)	800		100	700	1Q19	Preparing pad for 6,000± sf expansion by ShopRite at its expense
Total	$195,500	(4)	$90,600	$104,900

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project is realized. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for Active projects is 8% based on total estimated project costs for and the incremental, unleveraged NOI directly attributable to the projects. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.
(5) The target stabilization for Montehiedra Town Center has been updated to TBD to reflect the uncertainty of projection completion resulting from Hurricane Maria. The project stabilization date will be updated when the timing of project completion is determined.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2017
(in thousands, except square footage data)

	Estimated Gross Cost(1)		Incurred as of 12/31/17	Balance to Complete (Gross Cost)	Stabilization(2)	Description and status
COMPLETED PROJECTS
East Hanover warehouses	$24,000		$21,200	$2,800	2Q17	Renovation completed; occupancy increased from 45% to 100%
Garfield - Phase I(3)	17,300		16,200	1,100	4Q17	New Burlington, PetSmart and Ulta open; remaining 7,000± sf executed
East Hanover(3)	4,700		4,300	400	4Q17	Renovating and retenanting; Saks Off Fifth and Paper Store open
Hackensack(3)	4,700		2,500	2,200	3Q17	Leasing substantially complete; 99 Ranch Market projected opening 1Q18
Turnersville(3)	2,100		2,100	—	3Q17	Verizon open
Walnut Creek (Mt. Diablo)(3)	600		600	—	1Q17	Z Gallerie open
Rockaway - Phase I(3)	100		100	—	4Q17	Popeyes open
Freeport(3)	100		100	—	1Q17	Expanded Home Depot open
Total	$53,600	(6)	$47,100	$6,500
Since the spin-off, the unleveraged yield for all Active and Completed projects is 10% based on the anticipated project costs of $255 million and the incremental, unleveraged NOI from the projects.

	Estimated Gross Cost(4)	Estimated Stabilization(4)(5)	Description and status
PIPELINE PROJECTS
Bergen Town Center(3) -
Phase II B	$5,000-6,000	2018-2019	Replacing underperforming merchants with better performing, higher rent paying tenants; 80% in lease
Phase III	$16,000-18,000	2020
Recapturing space from and expanding selected tenants; replacing underperforming tenants; developing Rt. 4 pad if not used for new garage entrance; developing Parcel I approved for 20,000± sf; marketing

Kearny(3)	$7,000-8,000	2019	Expanding by 20,000± sf (50% leased to Ulta) and adding new pad (Starbucks executed)
Montehiedra outparcel	$7,000-8,000	TBD	Developing 20,000± sf retail on excess land; marketing
Yonkers	$14,000-15,000	2019	In lease for 100% of former supermarket
Plaza at Cherry Hill	$24,000-25,000	2020	Renovating center to maximize leasability
North Bergen(3)	$12,000-13,000	2021	Constructing 100,000± sf storage facility operated by CubeSmart
Towson - Phase III	$6,000-7,000	2019	Retenanting former Golf Galaxy and Staples spaces; 73% LOI
Woodbridge II	$4,000-5,000	2021	Developing 60,000± sf, conditioned, self-storage facility in unused basement space
West Babylon(3)	$3,000-4,000	2019	Developing 10,000± sf of shops
Woodbridge(3)	$2,000-3,000	2019	In lease for 100% of existing building
Mt. Kisco(3)	$2,000-3,000	2019	Converting existing restaurant into two smaller food spaces; 100% LOI
Garfield - Phase II(3)	$5,000-6,000	2019	Adding 18,000± sf of shop space; 50% LOI
Gun Hill(3)	$1,000-2,000	2019	Expanding Aldi; lease executed and seeking approvals
Total	$108,000-123,000	(6)
(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected cash NOI from the project is realized. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) Estimated Stabilization and Estimated Gross Cost are subject to change from uncertainties inherent in the development process and not wholly under the Company's control.
(5) Estimated Stabilization reflects the first year in which Target Stabilization occurs. See footnote 2 above.
(6) The estimated, unleveraged yields for Completed and Pipeline projects are 16% and 9%, respectively, based on the total, estimated project costs of and the incremental, unleveraged NOI expected from the projects. The incremental, unleveraged NOI for Completed and Pipeline projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2017 and December 31, 2016
(in thousands)

	December 31, 2017	December 31, 2016
Fixed rate debt	$1,408,817	$1,166,804
Variable rate debt	169,500	38,756
Total debt	$1,578,317	$1,205,560

% Fixed rate debt	89.3%	96.8%
% Variable rate debt	10.7%	3.2%
Total	100%	100%

Secured mortgage debt	$1,578,317	$1,205,560
Unsecured debt	—	—
Total debt	$1,578,317	$1,205,560

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	7.6 years	4.8 years

Total market capitalization (see page 16)	$4,806,383

% Secured mortgage debt	32.8%
% Unsecured debt	—%
Total debt : Total market capitalization	32.8%

Weighted average interest rate on secured mortgage debt(1)	4.03%	4.20%
Weighted average interest rate on unsecured debt(2)	—%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.
(1) Weighted average interest rates are calculated based on balances outstanding at the respective dates.
(2) No amounts are currently outstanding on the unsecured line of credit. To the extent borrowing occurs, the line bears interest at LIBOR plus an applicable margin of 1.10% to 1.55% based on our current leverage metrics as defined in the revolving credit agreement. The line matures in March 2021 and has two six-month extension options.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2017 (unaudited) and December 31, 2016
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	December 31, 2017	December 31, 2016	Percent of Debt at December 31, 2017
Englewood(2)	10/1/18	6.22%	$11,537	$11,537	0.7%
Montehiedra, Puerto Rico (senior loan)(1)	7/6/21	5.33%	86,236	87,308	5.5%
Montehiedra, Puerto Rico (junior loan)(1)	7/6/21	3.00%	30,000	30,000	1.9%
Plaza at Cherry Hill(5)	5/24/22	2.96%	28,930	—	1.8%
Westfield - One Lincoln Plaza(5)	5/24/22	2.96%	4,730	—	0.3%
Plaza at Woodbridge(5)	5/25/22	2.96%	55,340	—	3.5%
Bergen Town Center	4/8/23	3.56%	300,000	300,000	19.0%
Shops at Bruckner	5/1/23	3.90%	12,162	—	0.8%
Hudson Mall(4)	12/1/23	5.07%	25,004	—	1.6%
Yonkers Gateway Center(6)	4/6/24	4.16%	33,227	—	2.1%
Las Catalinas	8/6/24	4.43%	130,000	130,000	8.2%
Hudson Commons(8)	11/15/24	3.26%	29,000	—	1.8%
Watchung(8)	11/15/24	3.26%	27,000	—	1.7%
Bronx (1750-1780 Gun Hill Road)(8)	12/1/24	3.26%	24,500	—	1.6%
Brick	12/10/24	3.87%	50,000	—	3.2%
North Plainfield	12/10/25	3.99%	25,100	—	1.6%
Middletown	12/1/26	3.78%	31,400	—	2.0%
Rockaway	12/1/26	3.78%	27,800	—	1.8%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	—	4.0%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	73,951	6.3%
Manchester Plaza	6/1/27	4.32%	12,500	—	0.8%
Millburn	6/1/27	3.97%	24,000	—	1.5%
Totowa	12/1/27	4.33%	50,800	—	3.2%
Woodbridge Commons	12/1/27	4.36%	22,100	—	1.4%
East Brunswick	12/6/27	4.38%	63,000	—	4.0%
East Rutherford	1/6/28	4.49%	23,000	—	1.4%
Hackensack	3/1/28	4.36%	66,400	—	4.2%
East Hanover Warehouses	12/1/28	4.09%	40,700	—	2.6%
Marlton	12/1/28	3.86%	37,400	—	2.4%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	—	2.9%
Freeport (437 East Sunrise Highway)	12/10/29	4.07%	43,100	—	2.7%
Garfield	12/1/30	4.14%	40,300	—	2.6%
Mt Kisco -Target(3)	11/15/34	6.40%	14,451	14,883	0.9%
Cross collateralized mortgage - Fixed(7)	—	—%	—	519,125	—%
Cross collateralized mortgage - Variable(7)	—	—%	—	38,756	—%
Total mortgage debt		4.03%	$1,578,317	$1,205,560	100%
Unamortized debt issuance costs			(13,775)	(8,047)
Total mortgage debt, net			$1,564,542	$1,197,513
(1) Restructuring the Montehiedra Town Center mortgage required the Company to expend $20.0 million for leasing and building capital expenditures. The full amount has been funded.
(2) During 2017, our property in Englewood, NJ was transferred to a receiver. Subsequent to December 31, 2017, the property was sold at a foreclosure sale. Upon issuance of the court’s order approving the sale and discharging the receiver, all assets and liabilities related to the property will be removed. The consolidated balance sheet includes total assets and liabilities of $12.4 million and $14.8 million, respectively as of December 31, 2017.
(3) The mortgage payable balance on the loan secured by Mount Kisco (Target) included $1.0 million and $1.1 million of unamortized debt discount as of December 31, 2017 and December 31, 2016, respectively. The effective interest rate including amortization of the debt discount is 7.37% as of December 31, 2017.
(4) The mortgage payable balance on the loan secured by Hudson Mall includes $1.5 million of unamortized debt premium as of December 31, 2017. The effective interest rate including amortization of the debt premium is 3.51% as of December 31, 2017.
(5) Bears interest at LIBOR plus 160 bps.
(6) The mortgage payable balance on the loan secured by Yonkers Gateway Center includes $0.8 million of unamortized debt premium as of December 31, 2017. The effective interest rate including amortization of the debt premium is 2.28% as of December 31, 2017.
(7) Cross-collateralized mortgage loan was defeased and prepaid on 11/15/17.
(8) Bears interest at one-month LIBOR plus 190 bps.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of December 31, 2017 (unaudited) and December 31, 2016
(dollars in thousands)

Year	Amortization	Balloon Payments(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity(2)	Percent of Debt Maturing
2018	$3,628	$10,823	$336	$14,787	5.9%	0.9%
2019	3,908	—	336	4,244	4.6%	0.3%
2020	7,236	—	335	7,571	4.3%	0.5%
2021	8,020	116,236	334	124,590	4.7%	7.9%
2022	11,565	89,000	334	100,899	3.1%	6.4%
2023	14,683	329,432	311	344,426	3.7%	21.8%
2024	13,039	261,358	(50)	274,347	4.0%	17.4%
2025	9,166	23,260	(61)	32,365	4.1%	2.0%
2026	8,949	115,104	(61)	123,992	3.9%	7.9%
Thereafter	20,994	530,578	(476)	551,096	4.2%	34.9%
Total	$101,188	$1,475,791	$1,338	$1,578,317	4.0%	100%
	Unamortized debt issuance costs			(13,775)
	Mortgage debt, net			$1,564,542
(1) The balloon payment scheduled in 2018 pertains to the mortgage loan secured by our property in Englewood, NJ. Refer to note 2 on page 29 for additional information.
(2) Interest rate on variable rate debt is as of December 31, 2017.